EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83682 and 333-137129) of ManTech International Corporation and subsidiaries, of our report dated May 20, 2009, relating to the financial statements of Sensor Technologies Incorporated as of December 31, 2008 and 2007 and for the years then ended, which is included in this Form 8-K/A filing, which report expresses an unqualified opinion.

/S/ Amper, Politziner & Mattia, LLP
Wall, NJ
February 23, 2010